CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE MARKED BY “[***]”.

Exhibit 10.4

ROLLOVER AGREEMENT

This ROLLOVER AGREEMENT (this “Agreement”), dated as of February 16, 2026 is entered into by and among each party identified on the signature page hereto as a Holder (each, a “Holder”), Kona Management Holdco, LLC, a Delaware limited liability company (“Holdco”), and Kona Bidco, LLC, a Delaware limited liability company (“Parent”).

RECITALS

WHEREAS, Parent, Kona Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub”), and Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), have entered into that certain Agreement and Plan of Merger, dated as of February 16, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”). Capitalized terms used herein and not otherwise defined having the meanings ascribed to such terms in the Merger Agreement;

WHEREAS, each Holder owns Company Common Stock, Company RSUs and Company PSUs;

WHEREAS, on the terms and subject to the conditions of this Agreement, each Holder desires, on the date on which the Merger is consummated (the “Merger Closing Date”) but before the Effective Time, to contribute (the “Holdco Contribution”) to Holdco a number of shares of Company Common Stock as set forth on Exhibit A (collectively, the “Rollover Shares”) and any other Company Common Stock acquired by such Holder after the date hereof (except as specified otherwise on Exhibit A) (collectively with the Rollover Shares, the “Rollover Equity”) in exchange for the issuance by Holdco to such Holder of a number of newly issued limited liability company units of Holdco as set forth on Exhibit A hereto (“Holdco Exchange Units”);

WHEREAS, on the terms and subject to the conditions of this Agreement, Holdco desires, after the Holdco Contribution but before the Effective Time, to contribute (the “Parent Contribution” and, together with the Holdco Contribution, the “Contributions”) to Parent all of the Rollover Equity in exchange for the issuance by Parent to Holdco a number of newly issued limited liability company units of Parent or other securities of Parent, which may be designated of such class or securities as determined by Parent in accordance with the limited liability company agreement of Parent (the “Parent Units”) having a fair market value equal to the fair market value of the Rollover Equity contributed (such fair market value understood by the parties hereto to be equal to the aggregate Merger Consideration that would otherwise be attributable to such Rollover Equity) and as set forth on Exhibit A hereto (the “Parent Exchange Units”);

WHEREAS, at or immediately prior to the consummation of the Contributions, Hamblin Watsa Investment Counsel Ltd., a corporation organized under the laws of Canada (“Fairfax”) will contribute, directly or indirectly, to Parent a number of shares of Company Common Stock set forth in the Rollover Agreement dated as of February 16, 2026 by and among Parent, Fairfax and the other parties thereto, and Parent will issue Parent Units to Fairfax and/or certain of its Affiliates; and

WHEREAS, for United States federal income tax purposes, it is intended that the Contributions in exchange for Holdco Units and/or Parent Units will qualify as a contribution described in Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1.            Contributions of Rollover Shares; Retention of Non-Rollover Shares; Cancellation of Company RSUs and Company PSUs.

1.1. Contributions of Rollover Shares; Retention of Non-Rollover Shares.

(i) Contributions of the Rollover Equity in Exchange for the Holdco Exchange Units. On the terms and subject to the conditions set forth herein, (a) each Holder agrees, at the Closing (as defined below) prior to the Effective Time, to contribute to Holdco its applicable Rollover Equity, free and clear of any and all Liens (other than restrictions on the right to sell or otherwise dispose of such shares imposed by state and federal securities laws), in exchange for the issuance by Holdco to such Holder of the applicable Holdco Exchange Units and (b) Holdco agrees, at the Closing, to issue to each Holder the applicable Holdco Exchange Units in exchange for the contribution by such Holder to Holdco of the applicable Rollover Equity.

(ii) Contributions of the Rollover Equity in Exchange for the Parent Exchange Units. On the terms and subject to the conditions set forth herein, (a) Holdco agrees, at the Closing (as defined below) prior to the Effective Time and immediately following the consummation of the Holdco Contribution, to contribute to Parent the Rollover Equity, free and clear of any and all Liens (other than restrictions on the right to sell or otherwise dispose of such shares imposed by state and federal securities laws), in exchange for the issuance by Parent to Holdco of the Parent Exchange Units and (b) Parent agrees, at the Closing, to issue to Holdco the Parent Exchange Units in exchange for the contribution by such Holdco to Parent of the Rollover Equity.

(iii) Treatment of Non-Rollover Shares. For the avoidance of doubt, the treatment set forth in Sections 1.1(i) and 1.1(ii) shall not apply to any shares of Company Common Stock owned by each Holder that are not Rollover Equity (the “Non-Rollover Shares”), and any such Non-Rollover Shares shall be entitled to the cash consideration set forth in Section 3.01(a) of the Merger Agreement.

1.2. Closing. The closing (the “Closing”) of the Contributions shall occur on the Merger Closing Date but prior to the Effective Time. The Holdco Contribution and the Parent Contribution shall occur sequentially, with the Parent Contribution occurring immediately following the Holdco Contribution. The Closing shall take place through the electronic exchange of documents.

1.3. Conditions to Closing. The consummation of the Contributions shall be subject to the satisfaction of the following conditions unless waived in writing by Parent, Holdco and each Holder of the following conditions:

(i) No Law. No Order or applicable Law, whether temporary, preliminary or permanent, shall have been issued, entered, promulgated or enacted by any Governmental Authority of competent jurisdiction prohibiting, preventing, rendering illegal or enjoining the consummation of any of the transactions contemplated by this Agreement and shall remain in effect.

(ii) Merger Agreement. Either (a) the conditions set forth in Article VIII of the Merger Agreement shall have been satisfied or waived by the party entitled to the benefit of such conditions and the contemporaneous consummation of the closing of the Merger pursuant to Section 2.02 of the Merger Agreement shall occur subject to the consummation of the Contributions or (b) a final, non-appealable and binding order or judgment awarding specific performance shall have been entered by a court of competent jurisdiction to cause Parent to consummate the closing of the Merger pursuant to Section 10.08 of the Merger Agreement.

1.4. Holder Deliveries. At the Closing, each Holder shall deliver to Holdco (a) stock certificates (if any) evidencing the Rollover Equity, endorsed in blank for transfer together with duly executed stock powers in each case in form and substance reasonably satisfactory to Holdco and (b) an Internal Revenue Service Form W-9.

1.5. Holdco Deliveries. At the Closing and following the satisfaction of the obligations set forth in Section 1.4, Holdco shall deliver to Parent (a) stock certificates (if any) evidencing the Rollover Equity, endorsed in blank for transfer together with duly executed stock powers in each case in form and substance reasonably satisfactory to Parent and (b) if requested by Parent, an Internal Revenue Service Form W-9.

1.6. Cancellation of Company RSUs and Company PSUs. As of immediately prior to the cancellations referred to in Sections 3.04(a) and 3.04(b) of the Merger Agreement (the “Unit Cancellation Time”), but conditioned upon the occurrence of the Closing and the Effective Time, the percentage of Company RSUs and Company PSUs held by the Holder as of the Unit Cancellation Time shall be irrevocably cancelled without payment therefor; provided, that, as set forth in Section 3.04(c) of the Merger Agreement, Holder shall retain the right to payment of dividend equivalents on any Company RSU and Company PSU so cancelled at the Unit Cancellation Time.

Section 2.           Representations and Warranties of Parent. Parent hereby represents and warrants to each of the Holders and Holdco as of the date hereof and as of the Closing as follows:

2.1. Organization. Parent is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, in the case of each clauses (a) and (b), except where the failure would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Parents’s ability to perform its obligations under this Agreement and consummate the transactions contemplated hereby.

2.2. Authority; Execution and Delivery. Parent has the necessary corporate power and authority to enter into, and to perform its obligations under, this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent has been duly and validly authorized by all necessary corporate action on the part of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, and assuming due authorization, execution and delivery by Holdco and each Holder, this Agreement constitutes a legal, valid and binding obligation of Parent and is enforceable against Parent in accordance with its terms subject to the Enforceability Exceptions.

2.3. Parent Units Duly Authorized; Capitalization. All of the Parent Units to be issued to Holdco under this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Liens (other than restrictions created by this Agreement, restrictions arising under the limited liability company agreements of either Parent or Holdco and/or restrictions imposed by applicable securities laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions (collectively, “Permitted Encumbrances”)).

2.4. No Conflicts; No Consents. None of the execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder or the consummation by Parent of the transactions contemplated hereby will (a) result in a violation or breach of any agreement to which Parent is a party or by which Parent may be bound, (b) violate any Law or Order applicable to Parent or (c) violate any constituent or organizational documents of Parent, except as would not, in the case of each of clauses (a) and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s ability to perform its obligations under this Agreement or materially delay, materially impede or prevent the consummation of the transactions contemplated hereby by Parent.

2.5. No Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of Parent, threatened in writing against Parent before or by any Governmental Authority that would reasonably be expected to materially delay, materially impede or prevent the consummation by Parent of the transactions contemplated by this Agreement or otherwise materially impair the abilities of Parent to perform its obligations hereunder.

2.6. No Other Representation. Parent has received no other representations or warranties from Holdco, any Holder or any other person acting on behalf of Holdco or any Holder, other than those contained in this Agreement and any other agreements or instruments executed by or on behalf of Holdco, any Holder or their Affiliates in connection herewith.

Section 3.            Representations and Warranties of Holdco. Holdco hereby represents and warrants to Parent and each Holder as of the date hereof and as of the Closing as follows:

3.1. Organization. Holdco is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, in the case of each clauses (a) and (b), except where the failure would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Holdco’s ability to perform its obligations under this Agreement and consummate the transactions contemplated hereby.

3.2. Holdco Units Duly Authorized; Capitalization. All of the Holdco Exchange Units to be issued to Holders under this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Liens (other than Permitted Encumbrances).

3.3. Authority; Execution and Delivery. Holdco has the necessary corporate power and authority to enter into, and to perform its obligations under, this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Holdco has been duly and validly authorized by all necessary corporate action on the part of Holdco, and no other corporate proceedings on the part of Holdco are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, and assuming due authorization, execution and delivery by Parent and each Holder, this Agreement constitutes a legal, valid and binding obligation of Holdco and is enforceable against Holdco in accordance with its terms subject to the Enforceability Exceptions.

3.4. No Conflicts; No Consents. None of the execution and delivery by Holdco of this Agreement, the performance by Holdco of its obligations hereunder or the consummation by Holdco of the transactions contemplated hereby will (a) result in a violation or breach of any agreement to which Holdco is a party or by which Holdco may be bound, (b) violate any Law or Order applicable to Holdco or (c) violate any constituent or organizational documents of Holdco, except as would not, in the case of each of clauses (a) and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on Holdco’s ability to perform its obligations under this Agreement or materially delay, materially impede or prevent the consummation of the transactions contemplated hereby by Holdco.

3.5. No Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of Holdco, threatened in writing against Holdco before or by any Governmental Authority that would reasonably be expected to materially delay, materially impede or prevent the consummation by Holdco of the transactions contemplated by this Agreement or otherwise materially impair the abilities of Holdco to perform its obligations hereunder.

3.6. No Other Representation. Holdco has received no other representations or warranties from Parent, the Holder or any other person acting on behalf of Parent or the Holder, other than those contained in this Agreement, the Joint Bidding Agreement, dated and effective as of November 4, 2025 (the “JBA”), the Voting Agreements and any other agreements or instruments executed by or on behalf of Parent, any Holder or their Affiliates in connection herewith.

Section 4.            Representations and Warranties of Holder. Each Holder hereby represents and warrants to Parent and Holdco as of the date hereof and as of the Closing as follows:

4.1. Organization; Capacity. In the case of a Holder who is not a natural person, such Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Such Holder has the necessary power and authority (in the case of a Holder who is not a natural person) or legal capacity (in the case of a Holder who is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.

4.2. Ownership of the Rollover Shares. Such Holder is the record or beneficial owner of, or is a trust that is the record holder of and whose beneficiaries are the beneficial owners of, all such Holder’s Rollover Shares set forth opposite such Holder’s name on Schedule A hereto and has good and marketable title to all such Rollover Shares free and clear of any Lien, except Permitted Encumbrances. Without limiting the foregoing, other than the Rollover Equity and any Company Equity Awards, such Holder and its Affiliates do not own beneficially or of record, and do not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Shares (or any securities convertible into or exercisable or exchangeable or redeemable for Shares) or any interest therein.

4.3. Authority; Execution and Delivery. In the case of a Holder who is not a natural person, the execution and delivery of this Agreement by such Holder has been duly and validly authorized by all necessary organizational action on the part of such Holder, and no other organizational proceedings on the part of such Holder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. If such Holder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If such Holder is married, and any of the Subject Securities of such Holder needs spousal approval for this Agreement to be legal, such spousal approval has been obtained. This Agreement has been duly and validly executed and delivered by such Holder and, assuming the due authorization, execution and delivery by the Company and by Parent, constitutes a valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms subject to the Enforceability Exceptions.

4.4. Holder Intent. Holder is acquiring the Holdco Exchange Units (which will indirectly represent an interest in Parent Units) for Holder’s own account as principal, for investment purposes only, not for any other person or entity and not for the purposes of resale or distribution.

4.5. Financial Status. Holder is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. Holder is able to bear the economic risk of an investment in Parent Units for an indefinite period of time, has adequate means of providing for its, his or her current financial needs and personal contingencies, has no need for liquidity in the investment in Parent Units, understands that Holder may not be able to liquidate its, his or her investment in Parent in an emergency, if at all, and can afford a complete loss of the investment.

4.6. No Other Representation. Holder has received no other representations or warranties from Parent, Holdco or any other person acting on behalf of Parent or Holdco, other than those contained in this Agreement, the JBA, the Voting Agreements and any other agreements or instruments executed by or on behalf of Parent, Holdco or their Affiliates in connection herewith.

4.7. No Conflicts; No Consents. None of the execution and delivery by such Holder of this Agreement, the performance by such Holder of its obligations hereunder or the consummation by such Holder of the transactions contemplated hereby will (a) result in a violation or breach of any agreement to which such Holder is a party or by which such Holder may be bound, (b) violate any Law or Order applicable to such Holder or (c) violate any constituent or organizational documents of such Holder, except as would not, in the case of each of clauses (a) and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Holder’s ability to perform its obligations under this Agreement or materially delay, materially impede or prevent the consummation of the transactions contemplated hereby by such Holder.

4.8. No Litigation. As of the date of this Agreement, there is no Action pending or, to Holder’s knowledge, threatened against Holder that would or seeks to materially delay or prevent the consummation of the transactions contemplated hereby. As of the date of this Agreement, Holder is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to Holder’s knowledge, continuing investigation by, any Governmental Authority, or any applicable Law that would or seeks to materially delay or prevent the consummation of the transactions contemplated hereby.

Section 5.            Agreements and Acknowledgements of Holder and Holdco. Each of the Holders and Holdco hereby agrees and acknowledges as follows:

5.1. No Registration. Each of the Holders and Holdco understands and agrees that the Holdco Exchange Units and Parent Exchange Units are being acquired in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom. Each of the Holders and Holdco understands that the Holdco Exchange Units and the Parent Exchange Units have not been, and will not be, approved or disapproved by the U.S. Securities and Exchange Commission or by any other foreign, federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to Holder by Holdco or to Holdco by Parent. No foreign, federal or state governmental agency has passed on or made any recommendation or endorsement of the Holdco Exchange Units or Parent Exchange Units or an investment in Parent or Holdco.

5.2. Limitations on Disposition and Resale. Each of the Holders and Holdco understands and acknowledges that the Holdco Exchange Units and Parent Exchange Units have not been and will not be registered under the Securities Act, or the securities laws of any state or foreign jurisdiction and, unless the Holdco Exchange Units or Parent Exchange Units are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction. Each of the Holders and Holdco recognizes that there will not be any public trading market for Parent Units or Holdco Units, and as a result, Holder and Holdco may be unable to sell or dispose of its interest in Holdco or Parent.

5.3. Newly Formed Entity. Holder recognizes that Parent and Holdco were (and Holdco recognizes that Parent was) only formed in connection with the transactions contemplated by the Merger Agreement and the JBA and, accordingly, have no financial or operating history and that the investment in Holdco or Parent is extremely speculative and involves a high degree of risk.

5.4. Sole Consideration. Holder acknowledges and agrees that the Holdco Exchange Units shall constitute the sole consideration that Holder is entitled to receive in exchange for Holder’s Rollover Equity. Holdco acknowledges and agrees that the Parent Exchange Units shall constitute the sole consideration that Holdco is entitled to receive in exchange for Holdco’s Rollover Equity.

5.5. Independent Investigation. Holder acknowledges and agrees that he, she or it has consulted with his, her or its own advisors concerning such matters and shall be responsible for making his, her or its own independent investigation and appraisal of the transactions contemplated by this Agreement, and neither Parent nor any of its Affiliates or Representatives shall have responsibility or liability to Holder with respect thereto.

Section 6.            Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of law that would cause the application of law of any jurisdiction other than those of the State of Delaware.

Section 7.            Specific Performance; Submission to Jurisdiction; Waiver of Jury Trial.

7.1. Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in Law, equity or otherwise, including monetary damages) to (i) an Order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach. The parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at Law. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.1, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The parties acknowledge and agree that the right of specific performance contemplated by this Section 7.1 is an integral part of this Agreement, and without that right, none of the parties would have entered into this Agreement.

7.2. Submission to Jurisdiction. The parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that, if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any federal or state court located in the State of Delaware. Consistent with the preceding sentence, each of the parties hereby (i) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 8; and (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

7.3. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.3.

Section 8. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service (with proof of delivery), or by email (as long as no notice of failure of delivery is received by the sender) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8):

(a)          If to Parent, to:

Kona Bidco, LLC
151 S. El Camino Drive
Beverly Hills, CA 90212
Attention: In Ku Lee
E-mail: [***]

with copies (which shall not constitute notice) to:

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, New York 10001
Attention: Jeffrey J. Rosen; Gordon S. Moodie; Emily F. Huang
E-mail: jrosen@debevoise.com; gsmoodie@debevoise.com; efhuang@debevoise.com

(b)          If to Holdco, to:

Kona Management Holdco, LLC
151 S. El Camino Drive
Beverly Hills, CA 90212
Attention: In Ku Lee
E-mail: [***]

with copies (which shall not constitute notice) to:

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, New York 10001
Attention: Jeffrey J. Rosen; Gordon S. Moodie; Emily F. Huang
E-mail: jrosen@debevoise.com; gsmoodie@debevoise.com; efhuang@debevoise.com

(c)          If to a Holder, to:

Kona Management Holdco, LLC
151 S. El Camino Drive
Beverly Hills, CA 90212
Attention: In Ku Lee
Email: [***]

with copies (which shall not constitute notice) to:

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, New York 10001
Attention: Jeffrey J. Rosen; Gordon S. Moodie; Emily F. Huang
E-mail: jrosen@debevoise.com; gsmoodie@debevoise.com; efhuang@debevoise.com

Section 9. Assignment. No party shall have the right or the power to assign or delegate any provision of this Agreement except with the prior written consent of each other party hereto. Except as provided in the preceding sentence and in Section 16, this Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors, assigns, executors and administrators; provided, however, that (i) each Holder may assign its rights, interests, and obligations, in whole or in part and without Parent’s or the Company’s consent, to any Affiliate; provided such transferee executes a joinder to this Agreement (in form and substance reasonably acceptable to each other party hereto) and (ii) the Company (as directed by the Special Committee) and each of the other parties to the JBA (other than any Holder) are each hereby made an express third party beneficiary hereof with full power and authority for purposes of this Section 9, Section 12 and Section 15 (as applicable), as well as to specifically enforce the obligations set forth in this Agreement pursuant to Section 7.1 against Holdco, any Holder and Parent (which right of specific performance may be sought directly against Holdco or Parent to enforce the obligations of each Holder), including to consummate the Contributions in accordance with the terms hereof.

Section 10. Certain Tax Matters. To the fullest extent permitted by applicable Law, for United States federal income tax purposes, the parties hereto shall (a) treat the Contributions by each Holder, Holdco and their respective Affiliates in exchange for Holdco Units and/or Parent Units as a contribution described in Section 721 of the Code and (b) file all Tax Returns in a manner consistent with such intended tax treatment.

Section 11. Counterparts. This Agreement may be executed in counterparts, including by facsimile or other means of electronic transmission (such as by electronic mail in “.pdf” form), each of which shall be deemed an original and all of which taken together, shall constitute one and the same document.

Section 12. Entire Agreement. Without limiting the JBA, the Merger Agreement or any other transaction document, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement may not be amended modified or waived in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment, modification or waiver, as applicable, hereto, signed on behalf of each of the parties or, in the case of a waiver, on behalf of each of the parties against whom the waiver is to be effective, at the time of the amendment, modification or waiver, as applicable (in each case, with the consent of the Company (as directed by the Special Committee)). The parties hereto agree and acknowledge that the existence and terms of the JBA shall have no effect on, and in no manner impair or alter, the Company’s rights under this Agreement. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 13. No Fiduciary Responsibilities. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Holder solely in its capacity as a shareholder of the Company and not in any other capacity, and nothing in this Agreement shall limit, restrict or affect the rights and obligations of such Holder or any of its Affiliates or Representatives from taking any action in his or her capacity as a director, officer or employee of the Company, whether in connection with the Merger Agreement or otherwise, and no action or omissions by any such Persons in his or her capacity as a director, officer or employee of the Company shall be deemed to constitute a breach of any provision of this Agreement.

Section 14. Effect of Adverse Recommendation Change. Until the termination of this Agreement in accordance with its terms, the obligations of each Holder shall apply whether or not the Board (acting upon the recommendation of the Special Committee) or the Special Committee has effected an Adverse Recommendation Change.

Section 15. Termination of Agreement. This Agreement may be terminated by the mutual written consent of Parent, Holdco, the Company (as directed by the Special Committee) and each Holder, and this Agreement shall terminate automatically, without any action of the parties hereto, upon the earlier to occur of (a) the Closing, and (b) the valid termination of the Merger Agreement. Upon any such termination, this Agreement shall not have any further force and effect and no party shall have any further liability or obligation under this Agreement, whether in contract or in tort or any other theory of liability whatsoever. If this Agreement is validly terminated pursuant to this Section 15, this Agreement shall become void and of no effect; provided that this Section 15 and Section 16 (together with Sections 6, 7 and 8 to the extent relevant to Sections 15 and 16) shall survive such termination to the extent set forth therein.

Section 16. Non-Recourse. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Holder or any of their successors or permitted assignees may be a partnership, limited liability company or similar domestic or foreign entity, Parent and Holdco by their acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no person other than each Holder and their successors and permitted assignees shall have any obligation hereunder and that it has no rights of recovery against, and no recourse hereunder or under this Agreement, the Merger Agreement, the JBA or any documents or instruments delivered in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager or employee of any Holder (or any of their successors or assignees), against any former, current or future general or limited partner, manager, equityholder or member of any Holder (or any of their successors or assignees) or any Affiliate or related party thereof or against any former, current or future director, officer, agent, employee, Affiliate, related party, assignee, general or limited partner, equityholder, manager or member of any of the foregoing (each, other than any Holder and their successors and permitted assignees, a “Holder Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of a Holder against the Holder Affiliates, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; provided that (and notwithstanding anything to the contrary provided herein or in any document or instrument delivered contemporaneously herewith), nothing herein shall limit the rights of each of the other parties to the JBA (other than any Holder) against any Holder under the JBA pursuant to the terms and conditions of the JBA. The parties hereto expressly agree and acknowledge that no liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Holder Affiliate, as such, for any obligations of any Holder under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation.

[Signature page follows]

IN WITNESS WHEREOF, the parties have hereby executed this Agreement as of the date first above written.

PARENT:

KONA BIDCO, LLC

By: KONA MANAGEMENT HOLDCO, LLC, its managing member

By: /s/ William J. McMorrow
Name: William J. McMorrow
Title: Chief Executive Officer

HOLDCO:

KONA MANAGEMENT HOLDCO, LLC

By: /s/ William J. McMorrow
Name: William J. McMorrow
Title: Chief Executive Officer

[Signature Page to Rollover Agreement ([McMorrow / Windisch / Lee])]

HOLDER:

/s/ William J. McMorrow
William J. McMorrow

WILLIAM J. MCMORROW REVOCABLE TRUST

By: /s/ William J. McMorrow
Name: William J. McMorrow
Title: Trustee

/s/ Matthew Windisch
Matthew Windisch

/s/ In Ku Lee
In Ku Lee

Exhibit A
Capitalization

[Intentionally Omitted]